EXHIBIT 99.1


PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-52022
(To Prospectus dated March 12, 2002)





                         [OIL SERVICE HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                          Oil Service HOLDRS (SM) Trust

       This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Oil Service HOLDRS (SM) Trust.

       The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                            Share        Trading
              Name of Company                 Ticker       Amounts        Market
       ---------------------------------      ------       -------       -------
       Baker Hughes Incorporated                BHI           21           NYSE
       BJ Services Company                      BJS           14           NYSE
       Cooper Cameron Corporation               CAM            4           NYSE
       Diamond Offshore Drilling, Inc.          DO            11           NYSE
       ENSCO International Incorporated         ESV           11           NYSE
       GlobalSanteFe Corporation                GSF         19.975         NYSE
       Grant Prideco, Inc.                      GRP            9           NYSE
       Halliburton Company                      HAL           22           NYSE
       Hanover Compressor Company               HC             5           NYSE
       Nabors Industries Ltd.(1)                NBR           12           AMEX
       National-Oilwell, Inc.                   NOI            7           NYSE
       Noble Drilling Corporation               NE            11           NYSE
       Rowan Companies, Inc.                    RDC            8           NYSE
       Schlumberger N.V.                        SLB           11           NYSE
       Smith International, Inc.(2)             SII            8           NYSE
       Tidewater Inc.                           TDW            5           NYSE
       Transocean Sedco Forex Inc.              RIG           18           NYSE
       Weatherford International Ltd.(3)        WFT            9           NYSE

       ----------------------

       (1) Effective June 26, 2002, Nabors Industries Inc. changed its name to Nabors Industries Ltd.

       (2) Smith International Inc. announced a 2-for-1 stock split on its common stock payable to shareholders of record as of June 20, 2002. Effective July 12, 2002 the share amount of Smith International Inc. represented by a round lot of 100 Oil Service HOLDRS was 8.

       (3) Effective June 27, 2002, Weatherford International Inc. changed its name to Weatherford International Ltd.

       The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.